SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

TIPPERARY CORPORATION

(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1550
Denver, Colorado  80202
(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

TABLE OF CONTENTS

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
Signature
Exhibit Index

EX – 4.79(a)  Comet Ridge Project Facilities Agreement dated June 9, 2004.  A portion on page 59 of this agreement noted by “***” has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission under Rule 246-2 of the Securities Exchange Act of 1934.

EX – 4.79(b) Comet Ridge Project TOGA/TCSG Deed of Security dated June 9, 2004
EX – 4.79(c) Comet Ridge Project TC Deed of Security dated June 9, 2004
EX – 4.79(d) Comet Ridge Project Shareholder Deed of Security dated June 9, 2004
EX – 4.79(e)Security Agreement by and among Tipperary CSG, Inc., Tipperary Oil and Gas (Australia) Pty Limited and ANZ Fiduciary Services Pty Ltd. Dated June 9, 2004
EX – 4.79(f) Security Agreement by and among Tipperary Corporation, Tipperary Oil and Gas Corporation and ANZ Fiduciary Services Pty Ltd. dated June 9, 2004
EX – 4.79(g) Stock Pledge Agreement by and among Tipperary Oil and Gas Corporation, Slough Estates USA Inc. and ANZ Fiduciary Services Pty Ltd. dated June 9, 2004
EX – 4.79(h) Guaranty by and among Tipperary Oil and Gas Corporation, Tipperary CSG, Slough Estates USA Inc. and ANZ Fiduciary Services Pty Ltd. dated June 9, 2004
EX - 99.1 Press Release

ITEM 5.  OTHER EVENT AND REGULATION FD DISCLOSURE

On June 9, 2004, Tipperary Corporation (the “Registrant”) and certain of its subsidiaries entered into a Facilities Agreement for an A$150 million long-term senior credit facility provided by Australia and New Zealand Banking Group Limited and BOS International (Austalia) Limited for the Registrant’s 90%-owned subsidiary Tipperary Oil & Gas (Australia) Pty Ltd (“TOGA).  The facility, equivalent to US$105 million, replaces higher-interest bridge financing and also will fund the Registrant’s share of ongoing development costs on its Comet Ridge coalseam gas project in Queensland, Australia.

Funds from the facility are expected to be available over five years and repayable in variable portions beginning in 2007 and concluding in 2014.  The effective interest rate, including amortization of fees and expenses, currently approximates 7.5%, but floats with the Australian interbank rate and other factors.  In addition to interest, TOGA will pay a commitment fee of .435% per annum on the daily balance of the total of undrawn funds on the Facilities Agreement and other charges payable to the agent and security trustee.

The facility is secured by, among other things, the Registrant’s ownership in TOGA and the Registrant’s consolidated interest in the Comet Ridge project.  The facility is guaranteed for up to five years by Slough Estates plc (“Slough Estates”), the United Kingdom-based parent of the Registrant’s majority shareholder.  The Registrant has agreed to pay Slough Estates 1% per annum on the daily outstanding balance of the debt guaranteed.

On June 18, 2004, TOGA drew down A$100 million on the facility to fully repay TOGA’s outstanding debt owed Slough Estates.

The foregoing discussion is qualified by reference to the full text of the Facilities Agreement and related agreements, which are filed as exhibits to this report on Form 8-K and are incorporated herein by reference.

The Registrant issued a press release announcing the Facilities Agreement on June 9, 2004, which press release is filed as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith are the exhibits listed in the accompanying Exhibit Index.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

By:	/s/ David L. Bradshaw
David L. Bradshaw, President,
Chief Executive Officer and Chairman of the Board

Date: June 30, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.79(a)	Comet Ridge Project Facilities Agreement dated June 9, 2004
4.79(b)

Comet Ridge Project TOGA/TCSG Deed of Security dated June 9, 2004.  A portion on page 59 of this agreement noted by “***” has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission under Rule 246-2 of the Securities Exchange Act of 1934.

4.79(c)	Comet Ridge Project TC Deed of Security dated June 9, 2004
4.79(d)	Comet Ridge Project Shareholder Deed of Security dated June 9, 2004
4.79(e)	Security Agreement by and among Tipperary CSG, Inc., Tipperary Oil and Gas (Australia) Pty Limited and ANZ Fiduciary Services Pty Ltd. dated June 9, 2004
4.79(f)	Security Agreement by and among Tipperary Corporation, Tipperary Oil and Gas Corporation and ANZ Fiduciary Services Pty Ltd. dated June 9, 2004
4.79(g)	Stock Pledge Agreement by and among Tipperary Oil and Gas Corporation, Slough Estates USA Inc. and ANZ Fiduciary Services Pty Ltd. dated June 9, 2004
4.79(h)	Guaranty by and among Tipperary Oil and Gas Corporation, Tipperary CSG, Slough Estates USA Inc. and ANZ Fiduciary Services Pty Ltd. dated June 9, 2004
99.1	Press Release